EXHIBIT (a)(vii)
U.S. OFFER TO PURCHASE FOR CASH
ANY AND ALL ISSUED AND OUTSTANDING SERIES B SHARES, WITHOUT PAR VALUE, HELD BY U.S. HOLDERS
AND
ANY AND ALL ISSUED AND OUTSTANDING AMERICAN DEPOSITARY SHARES, EACH OF WHICH REPRESENTS TWELVE SERIES B SHARES, HELD BY ALL HOLDERS, WHEREVER LOCATED,
OF
INDUSTRIAS BACHOCO, S.A.B. DE C.V.
FOR
PS.81.66 PER SERIES B SHARE
AND
Ps.979.92 PER AMERICAN DEPOSITARY SHARE (PAYABLE IN U.S. DOLLARS)
BY
EDIFICIO DEL NOROESTE, S.A. DE C.V.
THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 4, 2022, UNLESS THE U.S. OFFER IS EXTENDED OR EARLIER TERMINATED.
October 6, 2022
To Brokers, Dealers, Commercial Banks, Trust Companies and Other Securities Intermediaries:
We have been engaged by Edificio del Noroeste, S.A. de C.V., a private corporation (sociedad anónima de capital variable) organized under the laws of the United Mexican States (“Purchaser”) and owned and controlled by the members of the Robinson Bours Family, to act as Information Agent (the “Information Agent”) in connection with the offer to purchase (the “Offer”) any and all issued and outstanding (i) Series B shares, without par value (the “Series B Shares”) of Industrias Bachoco, S.A.B. de C.V., a publicly-held corporation (sociedad anónima bursátil de capital variable) organized under the laws of United Mexican States (the Company”) held by U.S. holders (within the meaning of Rule 14d-1(d) under the U.S. Securities Exchange Act of 1934, as amended, which defines a U.S. holder as “any security holder resident in the United States”) and (ii) American Depositary Shares (each of which represents twelve Series B Shares) of the Company (the “ADSs,” and together with the Series B Shares, the “Shares”), from all holders, wherever located, in each case other than any Shares owned directly or indirectly by the Robinson Bours Family and/or its affiliates, Ps.81.66 in cash per Series B Share and Ps.979.92 (the “U.S. Offer Price”), without interest, upon the terms, and subject to the conditions, set forth in the U.S. Offer to Purchase, dated October 6, 2022 (the “U.S. Offer to Purchase”). In addition, Purchaser is making a concurrent all cash tender offer directed to holders of Series B Shares, but not holders of ADSs (the “Mexican Offer”). Non-U.S. holders will not be permitted to tender their Series B Shares in the U.S. Offer. ADSs (whether or not held by U.S. holders) may only be tendered in the U.S. Offer. The price offered for Series B Shares in the Mexican Offer is the same on a per Series B Share basis as the U.S. Offer Price, payable in Mexican pesos under the terms described in the offering documents relating to the Mexican Offer.

In addition, Innisfree M&A Incorporated, the information agent for the U.S. Offer (the “Information Agent”), can help answer your questions, and may be contacted toll free according to the contact information detailed at the end of this form or the back cover of the U.S. Offer to Purchase.
Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the U.S. Offer to Purchase.
YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.
Please furnish copies of the following enclosed materials to those of your clients or [Custodian] (the “Custodian”) for whose accounts you hold Series B Shares in your name or in the name of your securities intermediary:
1.
the U.S. Offer to Purchase;

2.
a printed form of letter to clients for whose accounts you hold Series B Shares registered in your name or in the name of your securities intermediary, with space provided for obtaining such clients’ or Custodian instructions with regard to the Offer;

3.
for information purposes only, a Form of Acceptance for Series B Shares that you shall cause the applicable participant in the S.D. Indeval, S.A. de C.V., Institución para el Depósito de Valores (“Indeval”) to deliver to Casa de Bolsa BBVA México, S.A. de C.V., Grupo Financiero BBVA México (“BBVA”); and

4.
for information purposes only, a Form of Withdrawal Letter for Series B Shares that you shall cause the applicable participant in Indeval to deliver to BBVA.

Your attention is directed to the following:
1.
The Offer commenced on October 6, 2022 and will expire at 5:00 p.m., New York City time, on November 4, 2022 (the “Expiration Date”), unless extended or earlier terminated.

2.
The Offer is subject to the satisfaction or waiver of the conditions described in The U.S. Offer — Section 11 — “Conditions to the U.S. Offer” of the Offer to Purchase.

3.
Purchaser will not pay any brokerage fees or commissions to any broker or dealer or to any other person (other than to the Dealer Manager) in connection with the solicitation of tenders of Series B Shares pursuant to the Offer. Brokers, dealers, commercial banks, trust companies and other securities intermediaries will, upon request, be reimbursed by Purchaser for customary mailing and handling expenses incurred by them in forwarding offering materials to their customers.

4.
If required by U.S. federal income tax laws or Mexican tax laws, the Custodian (or Mexican subcustodian) generally will be required to backup withhold at the applicable backup withholding rate from any payments made to certain U.S. holders of Series B Shares pursuant to the Offer.

5.
If a client instructs you to tender Series B Shares on its behalf, you must effect that tender through the applicable participant in Indeval (which may be a securities intermediary or Mexican subcustodian) through which you or your clients hold Series B Shares. The applicable participant in Indeval shall complete, sign and submit an acceptance for Series B Shares in Mexico (the “Acceptance for Series B Shares”) to BBVA and transfer, free of payment through the Indeval system in Mexico, the applicable Series B Shares to BBVA. The Acceptance for Series B Shares is in substantially similar form to the acceptance letter (carta de aceptación) furnished to custodians in the Mexican Offer.

A valid tender of Series B Shares will be deemed to have been received only if the two conditions below are met:
(a)
BBVA receives a confirmation of a book-entry transfer before the Expiration Date of the Series B Shares into its Indeval account; and

(b)
the Indeval participant through which such Series B Shares were tendered delivers before the Expiration Date a duly completed and executed Acceptance for Series B Shares to BBVA.

6.
Under no circumstances will interest be paid on the U.S. Offer Price, regardless of any extension of the Offer or any delay in making payment for the Series B Shares.

7.
As of the date of the Offer to Purchase, the Company’s board of directors has not made any recommendation to its shareholders in connection with the Offer.

8.
Any Series B Shares being tendered must be delivered in accordance with the procedures described in the U.S. Offer to Purchase on or before the Expiration Date.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL DESIGNATE YOU, THE INFORMATION AGENT, BBVA OR ANY AFFILIATE OF ANY OF THEM OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.
BBVA IS NOT CARRYING OUT ANY ACTIVITIES IN CONNECTION WITH THE U.S. OFFER, EITHER AS AN AGENT OF THE PURCHASER OR OTHERWISE AND WILL NOT BE ENGAGING IN DIRECT OR INDIRECT COMMUNICATIONS RELATING TO THE U.S. OFFER. THEREFORE BBVA WILL ONLY RECEIVE ACCEPTANCE FOR SERIES B SHARES DIRECTLY FROM INDEVAL PARTICIPANTS IN MEXICO AND U.S. HOLDERS SHOULD NOT DELIVER AN ACCEPTANCE FOR SERIES B SHARES DIRECTLY TO BBVA. U.S. HOLDERS SHOULD NOT CONTACT BBVA.
THE ENCLOSED ACCEPTANCE FOR SERIES B SHARES IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SERIES B SHARES. IF A CLIENT INSTRUCTS YOU TO TENDER SERIES B SHARES IN THE U.S. OFFER, YOU MUST INSTRUCT THE APPLICABLE PARTICIPANT IN INDEVAL TO COMPLETE, SIGN AND SUBMIT AN ACCEPTANCE FOR SERIES B SHARES IN MEXICO TO BBVA.
Questions and requests for assistance may be directed to the Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth on the back cover of the U.S. Offer to Purchase. Additional copies of the U.S. Offer to Purchase, the Acceptance for Series B Shares and other related materials may be obtained from the Information Agent or on the website maintained by the SEC at www.sec.gov. Holders of Shares also may contact their broker, dealer, commercial bank, trust company or other nominee for copies of these documents.

The Information Agent for the U.S. Offer is:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders May Call Toll-Free:
1 (877) 687-1871 (from the U.S. or Canada)
From outside the U.S. and Canada, please call:
+1 (412) 232-3651
Banks and Brokers May Call Collect:
(212) 750-5833
Email (for material requests only):
info@innisfreema.com
The Dealer Manager for the U.S. Offer is:
Citigroup